Exhibit 2.2
May 2, 2011
SGR Holdings, L.L.C.
28240 Hardy Toll Road North
Suite 125
Spring, Texas 77373-7940
Attention: Anthony J. Clark
Fax: (281) 907-6312
Southern Pines Energy Investment Co., LLC
c/o ArcLight Capital Partners, LLC
200 Clarendon Street, 55th Floor
Boston, MA 02117
Attention: Carter Ward
Fax: (617) 867-4698
Re: Final Reconciliation of Purchase Price Adjustments and Final Disbursement of Escrow Account
Ladies and Gentlemen:
     This Letter Agreement is made by and among SGR Holdings, L.L.C., a Delaware limited liability company (“SGR”), Southern Pines Energy Investment Co., LLC, a Delaware limited liability company (“SPE” and, together with SGR, “Sellers”), PAA Natural Gas Storage, L.P., a Delaware limited partnership (“Buyer”), and SG Resources Mississippi, L.L.C., a Delaware limited liability company (“Company”), and Plains All American Pipeline, L.P., a Delaware limited partnership (“Plains”), all as signatories to that certain Purchase and Sale Agreement dated December 28, 2010 (the “PSA”). Sellers and Buyer are collectively referred to herein as the “Parties” and individually as a “Party”. Capitalized terms used herein but not otherwise defined herein shall have the meanings set forth in the PSA.
     The purpose of this Letter Agreement is to set forth certain agreements and understandings among the signatories hereto with respect to the matters described herein. Accordingly, in consideration of the mutual covenants and agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which are herby acknowledged, the signatories hereto agree as follows:
1.	Post-Closing Purchase Price Reconciliation. Pursuant to Section 2.5 of the PSA, Sellers and Buyer acknowledge and agree that (a) the Adjustment Statement dated April 8, 2011 and delivered by Buyer to Sellers under cover of a letter of the same date shall constitute the Final Adjustment Statement, and (b) the net payment contemplated by Section 2.5(h) of the PSA, inclusive of interest as contemplated thereunder, shall be an amount equal to $11,000 owing from Buyer to Sellers (the “Final Reconciliation Payment”), which amount has been applied in the determination of the amount to be released to Buyer and Sellers from the Escrow Account (as defined below) as provided in Section 2(a) below.

2.	Final Release of the Escrow Amount. The Parties acknowledge their mutual desire and intent to effect a final and complete release of the Escrow Amount in accordance with the following terms and conditions:
a.	As full and final compensation to the Buyer Indemnified Parties for any Losses that have been, or may hereafter be, suffered or incurred by any of the Buyer Indemnified Parties with respect to the Buyer Released Claims (as defined below), Buyer shall receive a disbursement from the escrow account established pursuant to the Escrow Agreement (the “Escrow Account”) in an amount equal to $9,989,000 (herein referred to as the “Buyer Disbursement Amount”).

b.	As full and final compensation to the Seller Indemnified Parties for any Losses that have been, or may hereafter be, suffered or incurred by any of the Seller Indemnified Parties with respect to the Seller Released Claims (as defined below), Sellers shall receive a disbursement from the Escrow Account in an amount equal to the difference between (i) the total amount of funds contained in the Escrow Account and (ii) the Buyer Disbursement Amount, which payment shall also constitute full satisfaction for the Final Reconciliation Amount (less any applicable fees due to the Escrow Agent).

c.	In order to effect the disbursement of the funds contained in the Escrow Account as contemplated by Sections 2(a) and (b) above, Sellers and Buyer have, on even date herewith, executed a joint instruction letter to the Escrow Agent in the form attached hereto as Attachment A. Sellers and Buyer agree to execute such additional documents and instruments, and take such other actions, as may be reasonably necessary to effect the distribution of the funds contained in the Escrow Account as contemplated hereunder.

d.	As used herein, the term “Buyer Released Claims” shall mean any and all claims that the Buyer Indemnified Parties now have, have ever had or may hereafter have, against the Seller Indemnified Parties for Losses with respect to or arising out of (1) the Facility or any related assets with respect thereto, or (2) the terms of the PSA or otherwise in connection with the transactions contemplated by the PSA, including any claims for indemnity or breach of representations, warranties or covenants; provided, however, that the term “Buyer Released Claims” shall not include (i) any claims pursuant to (A) Article IX of the PSA in respect of the representations and warranties made by Sellers pursuant to Sections 3.1, 3.2, 3.6 and 4.3 of the PSA, (B) Article VII of the PSA and (C) Sections 6.3(c) and (e), 6.9, 6.11 and 6.16 of the PSA (or any claims pursuant to Article IX of the PSA in respect thereof) , or (ii) any claims pursuant to the Sponsor Guaranties.

e.	As used herein, the term “Seller Released Claims” shall mean any and all claims that the Seller Indemnified Parties now have, have ever had or may hereafter have, against the Buyer Indemnified Parties for Losses with respect to or arising out of (1) the Facility or any related assets with respect thereto, or (2) the terms of the PSA or otherwise in connection with the transactions contemplated by the PSA, including any claims for indemnity or breach of representations, warranties or covenants; provided, however, that the term “Seller Released Claims” shall not include any claims pursuant to (i) Article IX of the PSA in respect of the representations and warranties made by Sellers pursuant to Sections 5.1 and 5.2 of the PSA, (ii) Article VII of the PSA, or (iii) Sections 6.3(d) and (e), 6.6, 6.11 and 6.16 of the PSA (or any claims pursuant to Article IX of the PSA in respect thereof).

f.	Effective upon the receipt by (i) Buyer of the Buyer Disbursement Amount, the Buyer Indemnified Parties each hereby fully and finally RELEASES, ACQUITS and FOREVER discharges the Seller Indemnified Parties from any liability or responsibility for any Losses the that have been, or may hereafter be, suffered or incurred by any of the Buyer Indemnified Parties with respect to the Buyer Released Claims, WHICH RELEASE SHALL BE ENFORCEABLE REGARDLESS OF WHETHER BUYER OR ANY OF THE BUYER INDEMNIFIED PARTIES ALLEGE OR PROVE (i) THE SOLE, CONCURRENT, CONTRIBUTORY OR COMPARATIVE NEGLIGENCE OF ANY OF THE SELLER INDEMNIFIED PARTIES OR (ii) THE SOLE OR CONCURRENT STRICT LIABILITY OF ANY OF THE SELLER INDEMNIFIED PARTIES and (ii) Sellers of the amount described in Section 2(b), the Seller Indemnified Parties hereby fully and finally RELEASE, ACQUIT and FOREVER discharge Buyer Indemnified Parties from any liability or responsibility for any Losses the that have been, or may hereafter be, suffered or incurred by any of the Seller Indemnified Parties with respect to the Seller Released Claims, WHICH RELEASE SHALL BE ENFORCEABLE REGARDLESS OF WHETHER SELLERS OR ANY OF THE SELLER INDEMNIFIED PARTIES ALLEGE OR PROVE (i) THE SOLE, CONCURRENT, CONTRIBUTORY OR COMPARATIVE NEGLIGENCE OF ANY OF THE BUYER INDEMNIFIED PARTIES OR (ii) THE SOLE OR CONCURRENT STRICT LIABILITY OF ANY OF THE BUYER INDEMNIFIED PARTIES.
3.	Miscellaneous.
(a) Each of the undersigned is duly authorized to execute and deliver this Letter Agreement on behalf of the entity for which it is so acting.
(b) The provisions of Article XI of the PSA are incorporated herein by reference as though such provisions were fully set forth verbatim herein and shall apply to this Letter Agreement mutatis mutandis.
(c) Except as amended in order to give effect to the agreements and understandings set forth herein, the terms of the PSA (including the disclaimer of representations and warranties set forth in Section 9.5 of the PSA) will remain unchanged. Each Party reserves all of its rights under the PSA except as expressly waived herein or modified hereby.
[signature pages follow]

     IN WITNESS WHEREOF, this Letter Agreement has been duly executed and delivered by each party hereto effective as of this 2nd day of May, 2011.

PAA NATURAL GAS STORAGE, L.P.
By:	PNGS GP LLC, its general partner

By:	/s/ Greg L. Armstrong
	Name:	Greg L. Armstrong
	Title:	Chairman and Chief Executive Officer

SG RESOURCES MISSISSIPPI, L.L.C.
By:	/s/ Richard K. McGee
	Name:	Richard K. McGee
	Title:	Vice President

PLAINS ALL AMERICAN PIPELINE, L.P.
By:	PAA GP LLC, its general partner
By:	Plains AAP, L.P., its sole owner
By:	Plains All American GP LLC, its general partner

By:	/s/ Greg L. Armstrong
	Name:	Greg L. Armstrong
	Title:	Chairman and Chief Executive Officer

ACKNOWLEDGED AND AGREED TO BY: SGR HOLDINGS, L.L.C.
By:	/s/ Anthony J. Clark
	Name:	Anthony J. Clark
	Title:	President

SOUTHERN PINES ENERGY INVESTMENT CO., LLC
By: ArcLight Energy Partners Fund II, L.P., its sole Member
By: ArcLight PEF GP II, LLC, its General Partner
By: ArcLight Capital Holdings, LLC, its Manager

By	/s/ Daniel R. Revers
	Name:	Daniel R. Revers
	Title:	Manager